 Exhibit 32.1
CEO CERTIFICATION OF QUARTERLY REPORT
I, Paul W. Graves, President and Chief Executive Officer of Livent Corporation (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 11, 2020

/s/ Paul W. Graves

Paul W. Graves
President and Chief Executive Officer